UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 25, 2024

MacKenzie Realty Capital, Inc.
(Exact Name of Registrant as Specified in Its Charter)

000-55006
(Commission File Number)

Maryland	45-4355424
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

89 Davis Road, Suite 100
Orinda, California 94563
(Address of principal executive offices, including zip code)

(925) 631-9100
(Registrant’s telephone number, including area code)

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter):

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 13, 2024, the Board of Directors (the “Board”) of MacKenzie Realty Capital, Inc. (OTCQX: MKZR; the “Company”), met to consider an increase in the size of the Board from 3 members to 4 members and to consider the nomination of Kjerstin Hatch to serve as a director. On September 23, 2024, in connection with the nomination of Ms. Hatch to the Board, the Audit, Nominating, and Compensation Committees, the Board determined that Ms. Hatch would qualify as an “independent director” under the rules and regulations of the NASDAQ Stock Market and the Securities and Exchange Act of 1934, as amended after reviewing Ms. Hatch’s answers to a questionnaire and discussions with her regarding potential related party transactions and independence matters and review with counsel.

Accordingly, on September 23, 2024, the Board approved by written consent an increase in the size of Board from 3 to 4 members, as well as an increase in the size of the Audit Committee and the Nominating Committee of the Board from 2 members to 3 members.  It also approved the formation of the Compensation Committee of the Board with three members, and the Board appointed Ms. Hatch to fill the vacancy on the Board and appointed her as a member of the Audit, Nominating, and Compensation Committees and appointed Messrs. Dozois and Frame to the Compensation Committee and adopted a Compensation Committee Charter. Ms. Hatch’s appointment to the Board and the Audit, Nominating, and Compensation Committees is effective immediately, and she will hold office until 2024 annual meeting of stockholders and her successor is duly elected and qualified or, if earlier, her death, resignation or removal.

Ms. Hatch will receive compensation for her service in accordance with the Company’s Non-Employee Director Compensation Program, under which she will receive a pro-rated annual retainer of $48,000 for her service as a non-employee director. In addition, Ms. Hatch will receive $1,000 plus reimbursement of reasonable out-of-pocket expenses incurred in connection with attending each Board meeting in person and $500 for each telephonic meeting, and also receive $500 plus reimbursement of reasonable out-of-pocket expenses incurred in connection with attending each committee meeting.  In addition, as the chair of the Compensation Committee she receives an annual fee of $1,000.

There is no arrangement or understanding between Ms. Hatch and any other person pursuant to which Ms. Hatch was appointed as a director of the Company. Ms. Hatch does not have any related party transactions that are required to be disclosed under Item 5.02(d)(4) of Form 8-K and Item 404(a) of Regulation S-K.

On September 25, 2024, the Company issued a press release announcing the appointment of Ms. Hatch to the Board. A copy of the press release is attached as Exhibit 99.1 hereto and is hereby incorporated by reference into this Item 5.02.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
99.1	Press Release issued September 25, 2024

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MACKENZIE REALTY CAPITAL, INC.
(Registrant)

Date: September 25, 2024	By:	/s/ Robert Dixon
Robert Dixon
President